                                                                     EXHIBIT 4.1

                            ARTICLES OF INCORPORATION

                                       OF

                       RAMEX SYNFUELS INTERNATIONAL, INC.


FIRST.  The name of the Corporation is Ramex Synfuels International, Inc.

SECOND. Its principal office in the State of Nevada is located et One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Washoe County, Nevada 89501.

THIRD. The nature of the business or objects or purposes proposed to be transacted, promoted, or carried on are to engage in any lawful activity.

FOURTH. The corporation ifs authorized to issue! 125,000,000 capital shares, all of which shall be common stock, having a par value of $.001 per share. Each share shall have equal rights as to voting and in the event of dissolution or liquidation.

         No shareholder of the corporation shall have any preemptive or preferential rights of subscription to shares of any class of the corporation, whether now or hereafter authorized, or to any obligations convertible into shares of the corporation, issued or sold, nor any right of subscription to any thereof other than such right, if any, and at such price as the Board at Directors, in its discretion from time to time may determine, pursuant to the authority hereby conferred by the Articles of Incorporation, and the Board of Directors may issue shares of the corporation or obligations convertible into shares without offering such issue either in whole or in part to the shareholders of the corporation, and no holder of preferred shares of the corporation shall have any preemptive or preferential right to receive any of such shares or obligations declared by way of dividend. Should the Board of Directors as to any portion of the shares of the corporation, whether now or hereafter authorized, or to any obligation convertible into shares of the corporation, offer the same to the shareholders or any class thereof, such offer shall not in any way constitute a waiver or release of the right to the Board of Directors subsequently to dispose of other portions of such shares or obligations without so offering the same to the shareholders. The acceptance of shares in the corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by shareholders of the corporation or any of them.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all of the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

         The names and post-office addresses of the first board of directors which shall be four (4) in number, are as follows:

Name                                                                        Post-Office Address
----                                                                        -------------------

Donald L. Walker                                                            302 Pointer Trail West
                                                                            Van Buren, Arkansas 72956

Gail Sue Walker                                                             302 Pointer Trail Guest
                                                                            Van Buren, Arkansas 72956

John Mayer                                                                  2736 Sierra Avenue
                                                                            Norco, California 91760

Robert Ferguson                                                             731 Lincoln Avenue
                                                                            Erie, Pennsylvania 16505

SIXTH. The capital stock, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post-office address of the incorporator signing the articles of incorporation is as follows:

Name                                                                        Post-office Address
----                                                                        -------------------

Donald L. Walker                                                            302 Pointer Trail West
                                                                            Van Buren, Arkansas 72956

EIGHTH. The corporation is to have perpetual existence.

NINTH. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

         By resolution passed by a majority of the whole board, to designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

         To enact by-laws, subject to any by-law enacted by the shareholders, providing for the appointment of an executive committee of the Board of Directors. The Board of Directors may define the duties of the executive committee, but if not otherwise defined by the Board of Directors, it shall have and exercise such of the powers of the Board of Directors, during the period of time between meetings of the Board of Directors, as may be lawfully delegated.

         The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the shares of the corporation represented in person or by proxy at such meeting (provided that a lawful quorum of shareholders is represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the shareholders, as though it had been approved or ratified by every shareholder of the corporation whether or not the contract or act would otherwise be open to legal attach because of the directors' interest, or for any other reason.

TENTH. The corporation, by resolution or resolutions of its Board of Directors, shall have power to create and issue, whether or not in connection with the issue and sale of any shares or any other securities of the corporation, warrants, rights or options entitling the holders thereof to purchase from the corporation any shares of any class or classes or any other securities of the corporation, such warrants, rights, or options to be evidenced by or in such instrument or instruments as shall be approved by the Board of Directors. The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which, and the price or prices (not less than the minimum amount prescribed bylaw, if any) at which any such warrants, rights or options may be issued and any such shares or other securities may be purchased from the corporation upon the exercise of any such warrant, right or option shall be such as shall be fixed and stated in the resolution or resolutions of the Board of Directors providing for the creation and issue of such warrants, rights, or options. The Board of Directors is hereby authorized to create and issue any such warrants, rights or options from time to time for such consideration, and to such persons, firms or corporations, as the Board of Directors may determine.

ELEVENTH. The corporation shall indemnify any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the corporation may serve or at any time have served as directors or officers of another corporation in which the corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or otherwise.

TWELFTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation.

THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set my hand this 22nd day of November, 1988.

                                                     --------------------------
                                                     DONALD L. WALKER
STATE OF ARKANSAS

COUNTY OF CRAWFORD

         On this 22nd day of November, 1988, before me, a Notary Public, personally appeared DONALD L. WALKER, who acknowledged that he executed the above instrument.

                                   ----------------------------------------
                                    NOTARY PUBLIC IN AND FOR THE STATE OF
                                    ARKANSAS PRINTED NAME OF NOTARY:



                                                   Sally Jo Rogers
                                             -----------------------------
                                             MY COMMISSION EXPIRES: 11-9-92